Exhibit 4.3
USA COMPRESSION PARTNERS, LP,

USA COMPRESSION FINANCE CORP.

AND

THE GUARANTORS NAMED HEREIN

7.125% SENIOR NOTES DUE 2029
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF JANUARY 12, 2026

COMPUTERSHARE TRUST COMPANY, N.A.,
Trustee

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 12, 2026 (this “Supplemental Indenture”), is among USA Compression Partners, LP, a Delaware limited partnership (the “Company”), USA Compression Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Initial Guarantors” on the signature page hereto (the “Initial Guarantors”), each of the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and Computershare Trust Company, N.A., a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated March 18, 2024 (the “Indenture”), pursuant to which the Issuers have issued $1,000,000,000 in the aggregate principal amount of 7.125% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 8.01 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add additional Guarantors to the Indenture, without the consent of any Holder; and
WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Initial Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Initial Guarantors, the New Guarantors and the Trustee.
ARTICLE 2
Each New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such, will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.
ARTICLE 3
Section 3.01    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Initial Guarantors and the New Guarantors.
Section 3.05    This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.
USA COMPRESSION PARTNERS, LP
By:    USA Compression GP, LLC, its general partner
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer
USA COMPRESSION FINANCE CORP.
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer
INITIAL GUARANTORS
USA COMPRESSION PARTNERS, LLC
By:    USA Compression GP, LLC, its sole manager
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer
USAC LEASING, LLC
By:    USA Compression GP, LLC, its sole manager
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer
Signature Page to First Supplemental Indenture (Senior Notes due 2029)

NEW GUARANTORS
J-W ENERGY COMPANY
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer
J-W POWER COMPANY
By:    /s/ M. Clint Green
Name:    M. Clint Green
Title:    President and Chief Executive
    Officer

Signature Page to First Supplemental Indenture (Senior Notes due 2029)

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
By:    /s/ Erika Mullen
Name: Erik Mullen
Title: Vice President

Signature Page to First Supplemental Indenture (Senior Notes due 2029)